UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2010

PERNIX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33219 Forest West Street Magnolia, TX	77354
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 934-1825

__________________________________________________________________
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders

    The annual meeting of stockholders of Pernix Therapeutics Holdings, Inc. (the “Company”) was held on July 22, 2010.  At the annual meeting, our stockholders (i) elected each nominee to serve as a Company director until the next annual meeting of stockholders, (ii) adopted the Pernix Therapeutics Holdings, Inc. 2010 Employee Stock Purchase Plan (“Stock Purchase Plan”) and (iii) approved the appointment of Cherry, Bekaert & Holland, L.L.P. as our independent registered public accounting firm for fiscal 2010.

    The final voting tabulation for the election of directors was as follows:

Nominee	Number of Votes For	Number of Votes Withheld
Michael C. Pearce	20,900,360	-
Cooper C. Collins	20,900,360	-
Anthem Blanchard	20,900,360	-
Jan H. Loeb	20,900,360	-
James E. Smith, Jr.	20,900,360	-

The final voting tabulation for the ratification of the independent registered public accounting firm and the approval of the Stock Purchase Plan was as follows:

Proposals	Number of Votes For	Number of Votes Against	Abstentions
Ratification Cherry, Bekaert & Holland, L.L.P.	20,900,360	-	-

Approval of the Pernix Therapeutics Holdings, Inc. 2010 Employee Stock Purchase Plan	20,900,360	-	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

Dated: July 26, 2010	By:	/s/ Tracy Clifford
Tracy Clifford
Chief Financial Officer